Filed Pursuant To Rule 424(b)(3)
Registration No. 333-137141

PROSPECTUS

10,943,425 SHARES OF COMMON STOCK

THINK PARTNERSHIP INC.

Certain selling shareholders may offer and sell shares of our common stock from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. Each time any securities are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering, including the names of the selling shareholders. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

You should carefully read this prospectus and any supplement, together with the documents we incorporate by reference, before you invest in our common stock.

Our common stock is listed on the American Stock Exchange under the symbol “THK.”

Investing in our common stock involves certain risks. See “Risk Factors” set forth on our Current Report on Form 8-K filed June 7, 2006 which is incorporated into the prospectus by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This offering is being made concurrently with another offering of up to 23,625,301 shares of our common stock offered by the selling stockholders described therein pursuant to a registration statement which became effective on July 24, 2006 (File No. 333-121761) and an offering of up to 53,281,511 shares of our common stock offered by the selling stockholders described therein pursuant to a registration statement which became effective on August 1, 2006 (File No. 333-134823).

The date of this Prospectus is September 25, 2006

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus. The terms “the company,” “we,” “us,” and “our” refer to Think Partnership Inc. and, unless the context otherwise requires, its subsidiaries.

TABLE OF CONTENTS

SUMMARY
RISK FACTORS
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
INDEMNIFICATION OF OFFICERS AND DIRECTORS
SELLING SHAREHOLDERS
DESCRIPTION OF SECURITIES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US; INCORPORATION OF DOCUMENTS BY REFERENCE

About this Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf process, certain of our stockholders may sell the common stock described in this prospectus in one or more offerings. This prospectus provides you with a general description of the common stock. Each time our stockholders sell common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information About Us; Incorporation of Documents by Reference.”

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SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read carefully this prospectus, any supplement included with this prospectus, and the documents incorporated into the prospectus by reference, especially the risks of investing in our common stock discussed in the incorporated documents..

We are a Nevada corporation headquartered in Clearwater, Florida.  Through our wholly-owned direct and indirect subsidiaries we provide world class technology solutions to businesses and individuals. As of September 5, 2006 we employed, through our operating subsidiaries, 320 persons.  Our principal executive offices are located at 28050 US 19 North, Suite 509, Clearwater, Florida 33761.  Our telephone number is (727) 324-0046.  The address of our website is www.thinkpartnership.com.

From 1993 until 1997 we had no operations.  In 1997, we acquired two private companies that were subsequently divested.  In March 2001, we acquired WorldMall.com which was reincorporated in June 2002 as WebSourced, Inc. and subsequently changed its name to MarketSmart Interactive, Inc.  Since 2002 we have acquired a total of fourteen companies which now serve as the platform for all of our business operations.  Our business is organized into three segments: Technology Services, Marketing Services and Consumer Services.

Our Technology Services segment, comprised of our wholly-owned subsidiaries Ozona Online Network, Inc., KowaBunga! Marketing, Inc. and Litmus Media, Inc., offers world class technology and marketing solutions to online marketers and advertisers.  Ozona Online Network provides start-to-finish web design, customized web-based applications, database systems, managed and shared hosting solutions, e-commerce and high-speed business Internet access.  Kowabunga! provides Internet marketing software technologies, including software for affiliate marketing, search engine marketing and opt-in email marketing.  Litmus offers integrated solutions for performance-based advertising, search marketing and e-retailing industries.

Our Marketing Services segment is comprised of our wholly-owned subsidiaries, MarketSmart Advertising, Inc., MarketSmart Interactive, Inc., PrimaryAds Inc., Morex Marketing, LLC, Web Diversity Limited and iLead Media, LLC.  MarketSmart Advertising is a traditional off-line advertising agency that provides branding, collateral advertising, public relations, television advertising, and radio advertising services in seven states and the District of Columbia.  MarketSmart Interactive, Inc. offers interactive marketing solutions to more than 500 clients designed to help businesses increase revenues from their websites by utilizing a variety of interactive marketing channels, such as search engine optimization, paid search marketing and affiliate marketing.  PrimaryAds is a cost-per-action affiliate marketing network that places its clients’ advertisements on partner websites within its affiliate network and generates revenue each time a web user accepts a desired action, such as signing up to receive emails or filling out a survey.  Morex is a life stages lead generation business that focuses on marketing to expectant and new parents.  Morex focuses on generating leads both online and over the phone and markets those leads to Consumer Package Goods manufacturers and advertisers.  Web Diversity Limited is based in the United Kingdom and provides paid search management and organic search assistance.  iLead provides online home business opportunities for individuals through membership in its programs that provide information and resources for the resale of goods online, and access to overstock and dollar-shop goods through iLead’s inventories and through goods available through drop-ship partners.

Our Consumer Services segment is comprised of our direct and indirect subsidiaries, Real Estate School Online, Inc. and Cherish, Inc., Vintacom Florida, Inc. and Personals Plus, Inc. Real Estate School Online is an online real estate education site, providing accredited real estate licensing courses in Florida and Georgia.  Cherish, and its wholly-owned subsidiaries, Personals Plus, and Vintacom offer a wide variety of online dating communities designed to allow individuals to search for friends, partners and future spouses using interactive websites.  Users specify the type of person or couple they are looking for by age, gender, hobbies, and location, and then make contact with that individual or those individuals in an online environment.  Revenues are generated from a monthly membership fee, approximately $25 per month per community, which allows users to obtain complete access to that community.  In addition to providing traditional dating and relationship services, some of Cherish’s websites also display adult content and encourage the exploration of alternative lifestyles.  We have received an offer to purchase and have entered into a letter of intent to sell our Consumer Services segment.  Although we are continuing to negotiate the sale of this segment, the letter of intent has expired and we have been unable to enter into a definitive agreement. The sale of our Consumer Services segment will better focus our management time and capital on integration and growth opportunities for our online marketing and advertising business segment.  There can be no assurance that we will be able to complete the sale of our Consumer Services segment.

The Offering

This prospectus relates to the offer and sale of up to 10,943,425 shares of our common stock, $0.001 par value, all of which may be sold from time to time by the selling shareholders described in this prospectus.  Of the shares being offered hereby, 4,649,859 shares are presently owned by the selling shareholders, 135,000 shares are shares issuable on the exercise of warrants, and 6,158,566 shares are issuable if earnout conditions are satisfied pursuant to the terms of the agreement, as amended, governing our prior purchase of iLead Media, Inc. All of the shares being offered for sale by this prospectus may be sold from time to time by certain of the selling shareholders.  We will not receive any proceeds from the sale of shares by the selling shareholders; however, we will receive proceeds of at least $371,250 if all of the warrants for which the underlying shares are being registered herein are exercised.  We expect to use these proceeds for general corporate purposes.  As of September 5, 2006, we had 53,043,695 shares of common stock outstanding and warrants or options, exercisable at various prices, to acquire 15,354,599 additional shares.

RISK FACTORS

An investment in our common stock involves a high degree of risk and should be considered only by those persons who are able to afford a loss of their entire investment.  There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by any forward-looking statement. In particular, you should consider the numerous risks outlined under “Risk Factors” in our Current Report on Form 8-K filed with the SEC on June 7, 2006, which are incorporated into this prospectus by reference.

Those risk factors are not exhaustive.  Other sections of this prospectus, any prospectus supplement and the documents incorporated by reference may include additional factors which could adversely impact our business and financial performance.  Moreover, we operate in a very competitive and rapidly changing environment.  New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  In evaluating our business, prospective investors should carefully consider the risk factors in addition to the other information included in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements.  These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements.  These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties.  Given these uncertainties, you should not place undue reliance on these forward-looking statements.  We discuss the risks in this prospectus in greater detail under the heading “Risk Factors.” These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus, and we do not assume any obligation to update any of these statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling shareholders; however, we will receive proceeds of at least $371,250 if all of the warrants for which the underlying shares are being registered herein are exercised.  We expect to use these proceeds for general corporate purposes.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

As authorized by the General Corporation Law of Nevada, our by-laws limit the liability of our officers or directors for monetary damages for breach of fiduciary duty as an officer or director.  Notwithstanding the foregoing sentence, a director or officer will be liable to the extent that he or she engages in:

•                  acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law; or

•                  we unlawfully pay dividends in violation of Section 78.300 of the General Corporation Law of Nevada.

This provision limits our rights and the rights of our shareholders to recover monetary damages against an officer or director for breach of the fiduciary duty of care except in the situations described above.  The provision does not limit our rights or the rights of any shareholder seeking injunctive relief or rescission if an officer or director breaches his or her duty of care.  This provision will not alter the liability of officers or directors under federal securities laws.  Our by-laws further permit us to indemnify any and all persons who serve as our director, officer, employee or agent to the fullest extent permitted under Nevada law.  These provisions may be sufficiently broad to permit indemnification of our officers and directors arising under federal securities law.

There is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which we are required or permitted to provide indemnification.  We are also not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (referred to herein as the “Securities Act” or the “Securities Act of 1933”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

SELLING SHAREHOLDERS

The following table sets forth the name of each selling shareholder, the aggregate number of shares of common stock beneficially owned by each selling shareholder as of September 6, 2006 (including shares that are issuable on exercise of warrants within sixty days of the date of this prospectus), and the aggregate number of shares of common stock (including shares issuable on exercise of warrants regardless of whether they may be exercised within sixty days of the date of this prospectus) that each selling shareholder may offer and sell pursuant to this prospectus.

Because the selling shareholders may offer all or a portion of the shares at any time and from time to time after the date hereof, or none of the shares, no estimate can be made of the number of shares that each selling shareholder may retain upon completion of the offering.  Of the shares offered hereby, 4,649,859 shares are issued and outstanding as of the date of this prospectus, and an aggregate of 6,293,566 shares have been reserved for issue by us to certain of the selling shareholders upon exercise of warrants or satisfaction of earnout provisions of the acquisition agreement, as amended, executed in connection with our acquisition of iLead Media, Inc.  Any shares covered by this prospectus that we do not actually issue will be de-registered.  The number and percentage of shares beneficially owned after the offering will depend, among other things, on the number of shares actually sold by that selling shareholder.  The table set forth below does not include any additional number of shares which may be issued to prevent dilution resulting from stock splits, stock dividends or similar events, all of which shares, to the extent permitted under Rule 416 of the Securities Act, are being offered by this prospectus.

Except as described below, the selling shareholders have not had any material relationship with us in the past three years.

Selling shareholder	No. Shares Beneficially Owned Prior to Offering	Maximum No. Shares Being Offered	No. Shares Beneficially Owned After Offering(a)	% of Outstanding Shares Owned After Offering
Robert Brady Whittingham(1)	8,691,739	8,691,739	0	0%

David Nelson(2)	1,125,843	1,125,843	0	0%

Robert Seolas(3)	1,125,843	1,125,843	0	0%

(a)                                  Assumes all shares being registered will be sold; actual number to be sold, if any, is in the sole discretion of the holder in question.

(1)                                  Includes warrants to purchase 45,000 shares of common stock and 4,926,852 shares of common stock reserved for issuance, which shares will be issued only upon the satisfaction of the earnout terms and conditions of an agreement to which we and the selling shareholder are each parties.  It is possible that these terms and conditions may not be fulfilled and that these shares may not be issued.  Since our May 23, 2006 acquisition of our iLead Media, Inc. subsidiary, Mr. Whittingham has been employed by iLead Media as its president.  The shares being offered hereby were issued, or may be issued, to Mr. Whittingham as consideration for our acquisition of iLead Media.

(2)                                  Includes warrants to purchase 45,000 shares of common stock and 615,857 shares of common stock reserved for issuance, which shares will be issued only upon the satisfaction of the earnout terms and conditions of an agreement to which we and the selling shareholder are each parties.  It is possible that these terms and conditions may not be fulfilled and that these shares may not be issued.  Since our May 23, 2006 acquisition of our iLead Media, Inc. subsidiary, Mr. Nelson has been employed by iLead Media as its vice president.  The shares being offered hereby were issued, or may be issued, to Mr. Nelson as consideration for our acquisition of iLead Media.

(3)                                  Includes warrants to purchase 45,000 shares of common stock and 615,857 shares of common stock reserved for issuance, which shares will be issued only upon the satisfaction of the earnout terms and conditions of an agreement to which we and the selling shareholder are each parties.  It is possible that these terms and conditions may not be fulfilled and that these shares may not be issued.  Since our May 23, 2006 acquisition of our iLead Media, Inc. subsidiary, Mr. Seolas has been employed by iLead Media as its vice president.  The shares being offered hereby were issued, or may be issued, to Mr. Seolas as consideration for our acquisition of iLead Media.

DESCRIPTION OF SECURITIES

The shares that are the subject of this prospectus are part of a class of capital stock that has been registered pursuant to Section 12 of the Exchange Act.  Please see the description of common stock set forth in our registration statement on Form SB-2 (Registration No. 333-121761) filed with the SEC on December 30, 2004, and any amendments thereto or reports filed for the purpose of updating such description, which description is incorporated by reference into our registration statement on Form 8-A filed with the SEC on February 28, 2005.

PLAN OF DISTRIBUTION

We are registering the shares of common stock (1) issued to the shareholders of certain companies we have acquired or (2) issuable upon (a) exercise of warrants issued in connection with our acquisition of iLead Media, Inc., or (b) satisfaction of the terms and conditions of earnout provisions of our acquisition agreement, as amended, executed in connection with our acquisition of iLead Media, Inc., in each case to permit the resale of these shares by these shareholders from time to time after the date of this prospectus.  We will not receive any of the proceeds from the sale by the selling shareholders of the shares of common stock; however, we will receive proceeds of at least $371,250 if all of the warrants for which the underlying shares are being registered herein are exercised.  We expect to use these proceeds for general corporate purposes.  We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling shareholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents.  If the shares of common stock are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions.  The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.  These sales may be effected in transactions, which may involve crosses or block transactions,

•              on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•              in the over-the-counter market;

•              in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•              through the writing of options, whether such options are listed on an options exchange or otherwise;

•              ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•              block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•              purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•              an exchange distribution in accordance with the rules of the applicable exchange;

•              privately negotiated transactions;

•              short sales made after the date the Registration Statement is declared effective by the SEC;

•              sales pursuant to Rule 144;

•              broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•              a combination of any such methods of sale; and

•              any other method permitted pursuant to applicable law.

If the selling shareholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).  In connection with sales of the shares of common stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume.  The selling shareholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales.  The selling shareholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling shareholders may pledge or grant a security interest in some or all of the warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.  The selling shareholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities

Act.  At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholders and any other participating person.  Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock.  All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $13,248 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling shareholder will pay all underwriting discounts and selling commissions, if any.  We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling shareholders will be entitled to contribution.  We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholder specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Certain legal matters in connection with the offering will be passed on for us by Shefsky & Froelich Ltd.  As of September 5, 2006, two of the shareholders of Shefsky & Froelich Ltd. each own shares of our common stock.  Each owns less than 1% of our outstanding shares.  One shareholder owns 51,085 shares of our common stock, warrants to purchase 4,879 shares of our common stock at $2.05 per share and warrants to purchase 4,715 shares of our common stock at $4.15 per share.  The other shareholder owns 2,000 shares of our common stock.  The validity of the shares of common stock offered hereby has been passed on for us by Rosenfeld Roberson Johns & Durrant, Las Vegas, Nevada.

EXPERTS

Our consolidated financial statements for the years ended December 31, 2005 and 2004 incorporated in this prospectus by reference from our Annual Report on Form 10-KSB for the year ended December 31, 2005 have been audited by Blackman Kallick Bartelstein LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Morex Marketing Group, LLC for the years ended December 31, 2005 and 2004 and the combined financial statements of Catamount Group, LLC, Catamount Management, LLC and Plan Bee, LLC for the years ended December 31, 2005 and 2004 incorporated by reference in this prospectus from our Current Report on Form 8-K filed June 7, 2006 have been audited by Blackman Kallick Bartelstein LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Litmus Media, Inc. for the years ended December 31, 2005 and 2004 incorporated by reference in this prospectus from our Current Report on Form 8-K/A filed May 17, 2006 have been audited by Blackman Kallick Bartelstein LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of iLead Media, Inc. for the year ended December 31, 2005 incorporated by reference in this prospectus from our Current Report on Form 8-K filed May 30, 2006 have been audited by Blackman Kallick Bartelstein LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.  The financial statements of iLead Media, Inc. for the year ended December 31, 2004 incorporated by reference in this prospectus from our Current Report on Form 8-K filed May 30, 2006 have been audited by Hansen, Bradshaw, Malmrose & Erickson, P.C., an independent public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US; INCORPORATION OF DOCUMENTS BY REFERENCE

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and file annual, quarterly and current reports, proxy statements and other documents with the SEC.  We also furnish our shareholders annual reports containing financial statements audited by our independent accountants and make available quarterly reports containing unaudited financial statements for each of the first three quarters of each fiscal year.  The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  We are an electronic filer, and the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers such as us that file electronically with the SEC.  The address of that site is www.sec.gov.  We also make available free of charge on or through our Internet website, www.thinkpartnership.com, our annual, quarterly and current reports, and, if applicable, amendments to those reports, filed or furnished pursuant to Section 13(a) of the Exchange Act, as soon as reasonably practicable after we electronically file such reports with the SEC.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of that registration statement, does not contain all the information contained in that registration statement and its exhibits. For further information with respect to the company and the shares, you should consult the registration statement and its exhibits. The registration statement and any of amendments to the registration statement, including exhibits filed as a part of the registration statement or an amendment to the registration statement, are available for inspection and copying through the SEC’s Public Reference Room and the SEC website referenced above.

The SEC allows us to “incorporate by reference” in this prospectus the information that we file with them, which means we can disclose important information to you by referring you to other documents that contain that information.  The information we incorporate by reference is considered to be part of this prospectus, and information we later file with the SEC will automatically update and supersede the information in this prospectus.  The following documents filed by us with the SEC pursuant to Section 13 of the Exchange Act (File No. 001-32442) and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made before the termination of the offering are incorporated herein by reference:

(i) our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, filed with the SEC on March 31, 2006;

(ii) our Amendment No. 1 to Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2005, filed with the SEC on June 13, 2006;

(iii) our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006, filed with the SEC on May 15, 2006;

(iv) our Amendment No. 1 to Quarterly Report on Form 10-Q/A for the fiscal quarter ended March 31, 2006 filed with the SEC on June 13, 2006;

(iv) our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2006, filed with the SEC on August 10, 2006;

(vi) our current reports on Form 8-K filed with the SEC on January 25, 2006, January 31, 2006, February 3, 2006, February 22, 2006, March 15, 2006, March 22, 2006 (two separate reports filed), April 10, 2006, May 2, 2006, May 12, 2006, May 16, 2006, May 17, 2006, May 30, 2006 June 7, 2006, June 12, 2006, June 29, 2006, July 6, 2006, August 4, 2006, August 10, 2006 and September 6, 2006;

(vii) the description of our common stock set forth in our registration statement on Form SB-2 (Registration No. 333-121761) filed with the SEC on December 30, 2004, including any amendments thereto or reports filed for the purpose of updating such description, and incorporated by reference into our registration statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act with the SEC on February 28, 2005; and

(viii) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referenced in (i) above.

All documents filed by the company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the termination of the offering by, for example, filing of a post-effective amendment indicating that all securities offered hereby have been sold or de-registering all securities then remaining unsold, are expressly incorporated by reference into this prospectus to be a part of this prospectus from the date of filing of such documents.

Upon written or oral request, we will provide to each person to whom a copy of this prospectus is delivered, including a beneficial owner, a copy of any or all of the information that has been incorporated by reference in this prospectus, and any exhibits specifically incorporated by reference in those documents, at no cost to the requester. You may request copies by contacting Jody Brown at the following address or telephone numbers: 28050 US 19 North, Suite 509, Clearwater, Florida 33761, (727) 324-0046.

Any statement incorporated or deemed incorporated herein by reference will be deemed to be modified or superseded for the purpose of the registration statement and this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of the registration statement or this prospectus.

You should rely only on the information contained in this prospectus.  We have not authorized any dealer, salesperson or any other person to provide you with different information or represent anything that is not contained in this prospectus.  The information in this prospectus is only accurate as of the date of the front cover of this prospectus.  This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

SUMMARY
RISK FACTORS
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
INDEMNIFICATION OF OFFICERS AND DIRECTORS
SELLING SHAREHOLDERS
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September 25, 2006